EXHIBIT 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

THE ACTIVE NETWORK, INC.

a Delaware corporation

The Active Network, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

ONE: The original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on July 6, 1999 under the name “RaceGate.com, Inc.”

TWO: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation (“Restated Certificate”) was adopted by the written consent of the corporation’s Board of Directors (the “Board”) and stockholders. This Restated Certificate restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

THREE: The text of the Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

ARTICLE I

The name of this corporation (hereinafter, the “Corporation”) is The Active Network, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, Suite 1B, Dover, Delaware 19901, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE III

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

ARTICLE IV

A. Classes of Stock.

1. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Two Hundred Eighty-Five Million One Hundred Five Thousand Two Hundred Fifty Four (285,105,254) shares. Sixty-Five Million (65,000,000) shares shall be Common Stock and Two Hundred Twenty Million One Hundred Five Thousand

Two Hundred Fifty Four (220,105,254) shares shall be Preferred Stock, each with a par value of $0.001 per share.

B. Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Restated Certificate shall be divided into series. The first series shall consist of 641,500 shares and is designated “Series A-1 Preferred Stock.” The second series shall consist of 750,000 shares and is designated “Series A-2 Preferred Stock.” The third series shall consist of 405,882 shares and is designated “Series A-3 Preferred Stock.” The fourth series shall consist of 1,167,315 shares and is designated “Series A-4 Preferred Stock.” The fifth series shall consist of 1,082,150 shares and is designated “Series A-5 Preferred Stock.” The sixth series shall consist of 8,864,254 shares and is designated “Series A-6 Preferred Stock.” The seventh series shall consist of 5,050,000 shares and is designated “Series B-1 Preferred Stock.” The eighth series shall consist of 2,729,012 shares and is designated “Series B-2 Preferred Stock.” The ninth series shall consist of 5,838,813 shares and is designated “Series B-3 Preferred Stock.” The tenth series shall consist of 2,973,115 shares and is designated “Series B-4 Preferred Stock.” The eleventh series shall consist of 21,861,225 shares and is designated “Series B-5 Preferred Stock.” The twelfth series shall consist of 84,378,637 shares and is designated “Series B-6 Preferred Stock.” The thirteenth series shall consist of 11,114,479 shares and is designated “Series B-7 Preferred Stock.” The fourteenth series shall consist of 50,534,105 shares and is designated “Series C Preferred Stock.” The fifteenth series shall consist of 5,855,037 shares and is designated “Series D Preferred Stock.” The sixteenth series shall consist of 6,998,966 shares and is designated “Series E Preferred Stock.” The seventeenth series shall consist of 9,860,764 shares and is designated “Series F Preferred Stock.” The Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock shall be referred to collectively as the “Series A1-3 Preferred Stock.” The Series A1-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock and Series A-6 Preferred Stock shall be referred to collectively as the “Series A Preferred Stock.” The Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, Series B-4 Preferred Stock, Series B-5 Preferred Stock, Series B-6 Preferred Stock and Series B-7 Preferred Stock shall be referred to collectively as the “Series B Preferred Stock” and, together with the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock, shall be referred to as the “Senior Preferred Stock.” The Series A Preferred Stock and Series B Preferred Stock shall be referred to collectively as the “Series A-B Preferred Stock.” The Series A-B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be referred to collectively as the “Preferred Stock.” The rights, preferences, privileges, and restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article IV(B). Additional rights, preferences, privileges, and restrictions granted to and imposed on the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are as set forth below in Article IV(D).

1. Dividends.

(a) The holders of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock shall be entitled to receive dividends prior and in preference to any dividend on the Common Stock, Series A Preferred Stock or Series B Preferred Stock at the rate of (i) with respect to holders of Series F Preferred Stock, 8% of the Series F

Liquidation Preference (as defined herein) (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, (ii) with respect to holders of Series E Preferred Stock, 8% of the Series E Liquidation Preference (as defined herein) (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, (iii) with respect to holders of Series D Preferred Stock, 8% of the Series D Liquidation Preference (as defined herein) (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum and (iv) with respect to holders of Series C Preferred Stock, 8% of the Series C Liquidation Preference (as defined herein) (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, payable out of funds legally available therefor; such dividends shall be payable only when, as, and if declared by two-thirds (2/3) of the Board of Directors (including the directors designated by the holders of Series B-6 Preferred Stock under Section 5 of this Article IV(B)) and shall be cumulative. The holders of Series B-6 Preferred Stock shall be entitled to receive dividends after the dividends described in the preceding sentence shall have been declared and paid and prior and in preference to any dividend on the Common Stock, Series A Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, Series B-4 Preferred Stock, Series B-5 Preferred Stock or Series B-7 Preferred Stock, at the rate of 10% of the Series B-6 Liquidation Preference (as defined herein) (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, payable out of funds legally available therefor; such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be noncumulative.

(b) The holders of Series B-5 Preferred Stock shall be entitled to receive dividends after the dividends described in Section 1(a) above shall have been declared and paid and prior and in preference to any dividend on the Common Stock, Series A Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, Series B-4 Preferred Stock or Series B-7 Preferred Stock, at the rate of 10% of the Series B-5 Liquidation Preference (as defined herein) (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, payable out of funds legally available therefor. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be noncumulative.

(c) The holders of Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series B-4 Preferred Stock shall be entitled to receive dividends after the dividends described in Sections 1(a) and 1(b) above shall have been declared and paid and prior and in preference to any dividend on the Common Stock, Series A Preferred Stock, and Series B-7 Preferred Stock at the rate of (i) with respect to holders of Series B-1 Preferred Stock, 10% of the Series B-1 Liquidation Preference (as defined herein) (as adjusted for any stock dividends, combinations or splits with respect to such shares), (ii) with respect to holders of Series B-2 Preferred Stock, 10% of the Series B-2 Liquidation Preference (as defined herein) (as adjusted for any stock dividends, combinations or splits with respect to such shares), (iii) with respect to holders of Series B-3 Preferred Stock, 10% of the Series B-3 Liquidation Preference (as defined herein) (as adjusted for any stock dividends, combinations or splits with respect to such shares) and (iv) with respect to holders of Series B-4 Preferred Stock, 10% of the Series B-4 Liquidation Preference (as defined herein) (as adjusted for any stock dividends, combinations or splits with respect to such shares), per annum, payable out of funds legally available therefor. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be noncumulative.

(d) The holders of Series A-6 Preferred Stock shall be entitled to receive dividends after the dividends described in Sections 1(a), 1(b) and 1(c) above shall have been declared and paid and prior and in preference to any dividend on the Common Stock, Series A1-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock or Series B-7 Preferred Stock, at the rate of 10% of the Series A-6 Liquidation Preference (as defined herein) (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, payable out of funds legally available therefor. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be noncumulative.

(e) The holders of Series A1-3 Preferred Stock, Series A-4 Preferred Stock and Series A-5 Preferred Stock shall be entitled to receive dividends after the dividends described in Sections 1(a), 1(b), 1(c) and 1(d) above shall have been declared and paid and prior and in preference to any dividend on the Common Stock and Series B-7 Preferred Stock at the rate of (i) with respect to holders of Series A-1 Preferred Stock, 10% of the Series A-1 Liquidation Preference (as defined herein) (as adjusted for any stock dividends, combinations or splits with respect to such shares), (ii) with respect to holders of Series A-2 Preferred Stock, 10% of the Series A-2 Liquidation Preference (as defined herein) (as adjusted for any stock dividends, combinations or splits with respect to such shares), (iii) with respect to holders of Series A-3 Preferred Stock, 10% of the Series A-3 Liquidation Preference (as defined herein) (as adjusted for any stock dividends, combinations or splits with respect to such shares), (iv) with respect to holders of Series A-4 Preferred Stock, 10% of the Series A-4 Liquidation Preference (as defined herein) (as adjusted for any stock dividends, combinations or splits with respect to such shares) and (iv) with respect to holders of Series A-5 Preferred Stock, 10% of the Series A-5 Liquidation Preference (as defined herein) (as adjusted for any stock dividends, combinations or splits with respect to such shares), per annum, payable out of funds legally available therefor. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be noncumulative.

(f) The holders of Series B-7 Preferred Stock shall be entitled to receive dividends after the dividends described in Sections 1(a), 1(b), 1(c), 1(d) and 1(e) above shall have been declared and paid and prior and in preference to any dividend on the Common Stock at the rate of 10% of the Series B-7 Liquidation Preference (as defined herein) (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, payable out of funds legally available therefor. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be noncumulative.

(g) No dividends (other than those payable solely in the Common Stock of the Corporation) shall be paid on any Common Stock of the Corporation during any fiscal year of the Corporation until dividends on the Preferred Stock shall have been paid or declared in the manner set forth in Sections 1(a) through 1(f) above, and set apart during that fiscal year. After the payment to the holders of Preferred Stock of the full preferential amounts specified in Sections 1(a) through 1(f) above, any remaining assets of the Corporation distributed as a dividend shall be distributed with equal priority and pro rata among the holders of the Corporation’s Common Stock and the Preferred Stock, treating in such circumstances each share of Preferred Stock as if it had been converted into Common Stock at the then applicable conversion rate.

(h) In the event of a conversion of the Preferred Stock pursuant to Section 4, any declared and unpaid dividends shall be paid at the election of the holder in cash or Common Stock at its then fair market value, as determined by the Board of Directors.

2. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (in any event, a “Liquidation”), the holders of Series F Preferred Stock shall be entitled to receive by reason of their ownership thereof, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Common Stock, an amount per outstanding share of Series F Preferred Stock equal to the sum of (1) $14.43, as adjusted for any stock dividends, combinations, splits or similar events affecting or with respect to Series F Preferred Stock (the “Series F Purchase Price”), and (2) an amount equal to all accrued but unpaid dividends on each such share (the sum of clauses (1) and (2) being hereinafter referred to as the “Series F Liquidation Preference”). If, upon the occurrence of a Liquidation, the assets and funds otherwise available for distribution among the holders of Series F Preferred Stock shall be insufficient to permit the payment to such holders of the full Series F Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series F Preferred Stock upon a Liquidation shall be distributed ratably, on a per share basis, among the holders of Series F Preferred Stock in proportion to the amount of such stock owned by each such holder. For the sake of clarity, upon a Liquidation, the holders of the Series F Preferred Stock shall be entitled to the greater of the amount they would receive pursuant to (X) this subsection 2(a) and subsection 2(i) or (Y) subsection 2(j).

(b) In the event of any Liquidation, the holders of Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock shall be entitled to receive by reason of their ownership thereof, after the distribution described in Section 2(a) above shall have been paid and prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series A Preferred Stock, Series B Preferred Stock or Common Stock, (i) with respect to the Series E Preferred Stock, an amount per outstanding share of Series E Preferred Stock equal to the sum of (1) $10.5267, as adjusted for any stock dividends, combinations, splits or similar events affecting or with respect to Series E Preferred Stock (the “Series E Purchase Price”), and (2) an amount equal to all accrued but unpaid dividends on each such share (the sum of clauses (1) and (2) being hereinafter referred to as the “Series E Liquidation Preference”), (ii) with respect to the Series D Preferred Stock, an amount per outstanding share of Series D Preferred Stock equal to the sum of (1) $9.3936, as adjusted for any stock dividends, combinations, splits or similar events affecting or with respect to Series D Preferred Stock (the “Series D Purchase Price”), and (2) an amount equal to all accrued but unpaid dividends on each such share (the sum of clauses (1) and (2) being hereinafter referred to as the “Series D Liquidation Preference”) and (iii) with respect to the Series C Preferred Stock, an amount per outstanding share of Series C Preferred Stock equal to the sum of (1) $0.402, as adjusted for any stock dividends, combinations, splits or similar events affecting or with respect to Series C Preferred Stock (the “Series C Purchase Price”), and (2) an amount equal to all accrued but unpaid dividends on each such share (the sum of clauses (1) and (2) being hereinafter referred to as the “Series C Liquidation Preference”). If, upon the occurrence of a Liquidation, the assets and funds otherwise available for distribution among the holders of Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full Series E Liquidation Preference, Series D Liquidation Preference and Series C Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock upon a Liquidation shall be distributed ratably among the holders of Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock (x) among the series in proportion to the respective liquidation preferences of the respective series and (y) within each series and among the holders of such series in proportion to the amount of such series of stock owned by each such holder.

(c) In the event of any Liquidation, the holders of Series B-6 Preferred Stock shall be entitled to receive by reason of their ownership thereof, after the distributions described in Sections 2(a) and 2(b) above shall have been paid and prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series A Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, Series B-4 Preferred Stock, Series B-5 Preferred Stock, Series B-7 Preferred Stock or Common Stock an amount per outstanding share of Series B-6 Preferred Stock equal to the sum of (1) $.1333, as adjusted for any stock dividends, combinations, splits or similar events affecting or with respect to Series B-6 Preferred Stock (the “Series B-6 Purchase Price”), and (2) an amount equal to all declared but unpaid dividends on each such share (the sum of clauses (1) and (2) being hereinafter referred to as the “Series B-6 Liquidation Preference”). If, upon the occurrence of a Liquidation, the assets and funds otherwise available for distribution among the holders of Series B-6 Preferred Stock shall be insufficient to permit the payment to such holders of the full Series B-6 Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series B-6 Preferred Stock upon a Liquidation shall be distributed ratably, on a per share basis, among the holders of Series B-6 Preferred Stock in proportion to the amount of such stock owned by each such holder.

(d) In the event of any Liquidation, the holders of Series B-5 Preferred Stock shall be entitled to receive by reason of their ownership thereof, after the distributions described in Sections 2(a), 2(b) and 2(c) above shall have been paid and prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series A Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, Series B-4 Preferred Stock, Series B-7 Preferred Stock, or Common Stock, an amount per outstanding share of Series B-5 Preferred Stock equal to the sum of (1) $0.3151, as adjusted for any stock dividends, combinations, splits or similar events affecting or with respect to Series B-5 Preferred Stock (the “Series B-5 Purchase Price”), and (2) an amount equal to all declared but unpaid dividends on each such share (the sum of clauses (1) and (2) being hereinafter referred to as the “Series B-5 Liquidation Preference”). If, upon the occurrence of a Liquidation, the assets and funds otherwise available for distribution among the holders of Series B-5 Preferred Stock shall be insufficient to permit the payment to such holders of the full Series B-5 Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series B-5 Preferred Stock upon a Liquidation shall be distributed ratably, on a per share basis, among the holders of Series B-5 Preferred Stock in proportion to the amount of such stock owned by each such holder.

(e) In the event of any Liquidation, the holders of Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series B-4 Preferred Stock shall be entitled to receive by reason of their ownership thereof, after the distributions described in Sections 2(a), 2(b), 2(c) and 2(d) above shall have been paid and prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series A Preferred Stock, Series B-7 Preferred Stock or Common Stock, (i) with respect to the Series B-1 Preferred Stock, an amount per outstanding share of Series B-1 Preferred Stock equal to the sum of (1) $0.22, as adjusted for any stock dividends, combinations, splits or similar events affecting or with respect to Series B-1 Preferred Stock (the “Series B-1 Purchase Price”), and (2) an amount equal to all declared but unpaid dividends on each such share (the sum of clauses (1) and (2) being hereinafter referred to as the “Series B-1 Liquidation Preference”); (ii) with respect to the Series B-2 Preferred Stock, an amount per outstanding share of Series B-2 Preferred Stock equal to the sum of (1) $0.2618, as adjusted for any stock dividends, combinations, splits or similar events affecting or with respect to Series B-2 Preferred Stock (the “Series B-2 Purchase Price”), and (2) an amount equal to all declared but unpaid dividends on each such share (the sum of clauses (1) and (2) being hereinafter referred to as the “Series B-2 Liquidation Preference”), (iii) with respect to the Series B-3 Preferred Stock, an amount per outstanding share of Series B-3 Preferred Stock equal to the sum of (1) $0.5654, as adjusted for any stock dividends, combinations, splits or similar events affecting or with respect to Series B-3 Preferred Stock (the “Series B-3 Purchase Price”), and (2) an amount equal to all declared but unpaid dividends on each such share (the sum of clauses (1) and (2) being hereinafter referred to as the “Series B-3 Liquidation Preference”), and (iv) with respect to the Series B-4 Preferred Stock, an amount per outstanding share of Series B-4 Preferred Stock equal to the sum of (1) $0.1958, as adjusted for any stock dividends, combinations, splits or similar events affecting or with respect to Series B-4 Preferred Stock (the “Series B-4 Purchase Price”), and (2) an amount equal to all declared but unpaid dividends on each such share (the sum of clauses (1) and (2) being hereinafter referred to as the “Series B-4 Liquidation Preference”). If, upon the occurrence of a Liquidation, the assets and funds otherwise available for distribution among the holders of Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series B-4 Preferred Stock shall be insufficient to permit the payment to such holders of the full Series B-1 Liquidation Preference, Series B-2 Liquidation Preference, Series B-3 Liquidation Preference and Series B-4 Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series B-4 Preferred Stock upon a Liquidation shall be distributed ratably among the holders of Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series B-4 Preferred Stock (x) among the series in proportion to the respective liquidation preferences of the respective series and (y) within each series and among the holders of such series in proportion to the amount of such series of stock owned by each such holder.

(f) In the event of any Liquidation, the holders of Series A-6 Preferred Stock shall be entitled to receive by reason of their ownership thereof, after the distributions described in Sections 2(a), 2(b), 2(c), 2(d) and 2(e) above shall have been paid and prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series A1-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series B-7 Preferred Stock or Common Stock, an amount per outstanding share of Series A-6 Preferred Stock equal to the sum of (1) $0.0733, as adjusted for any stock dividends, combinations, splits or similar events affecting or with respect to Series A-6 Preferred Stock (the “Series A-6 Purchase Price”), and (2) an amount equal to all declared but unpaid dividends on each such share (the sum of clauses (1) and (2) being hereinafter referred to as the “Series A-6 Liquidation Preference”). If, upon the occurrence of a Liquidation, the assets and funds otherwise available for distribution among the holders of Series A-6 Preferred Stock shall be insufficient to permit the payment to such holders of the full Series A-6 Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series A-6 Preferred Stock upon a Liquidation shall be distributed ratably among the holders of the Series A-6 Preferred Stock in proportion to the amount of such stock owned by each such holder.

(g) In the event of any Liquidation, the holders of Series A1-3 Preferred Stock, Series A-4 Preferred Stock and Series A-5 Preferred Stock shall be entitled to receive by reason of their ownership thereof, after the distributions described in Sections 2(a), 2(b), 2(c), 2(d), 2(e) and 2(f) above shall have been paid and prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock or Series B-7 Preferred Stock, (i) with respect to the Series A-1 Preferred Stock, an amount per outstanding share of Series A-1 Preferred Stock equal to the sum of (1) $0.025, as adjusted for any stock dividends, combinations, splits or similar events affecting or with respect to Series A-1 Preferred Stock (the “Series A-1 Purchase Price”), and (2) an amount equal to all declared but unpaid dividends on each such share (the sum of clauses (1) and (2) being hereinafter referred to as the “Series A-1 Liquidation Preference”); (ii) with respect to the Series A-2 Preferred Stock, an amount per outstanding share of Series A-2 Preferred Stock equal to the sum of (1) $0.05, as adjusted for any stock dividends, combinations, splits or similar events affecting or with respect to Series A-2 Preferred Stock (the “Series A-2 Purchase Price”), and (2) an amount equal to all declared but unpaid dividends on each such share (the sum of clauses (1) and (2) being hereinafter referred to as the “Series A-2 Liquidation Preference”); (iii) with respect to the Series A-3 Preferred Stock, an amount per outstanding share of Series A-3 Preferred Stock equal to the sum of (1) $0.074, as adjusted for any stock dividends, combinations, splits or similar events affecting or with respect to Series A-3 Preferred Stock (the “Series A-3 Purchase Price”), and (2) an amount equal to all declared but unpaid dividends on each such share (the sum of clauses (1) and (2) being hereinafter referred to as the “Series A-3 Liquidation Preference”); (iv) with respect to the Series A-4 Preferred Stock, an amount per outstanding share of Series A-4 Preferred Stock equal to the sum of (1) $0.1285, as adjusted for any stock dividends, combinations, splits or similar events affecting or with respect to Series A-4 Preferred Stock (the “Series A-4 Purchase Price”) and (2) an amount equal to all declared but unpaid dividends on each such share (the sum of clauses (1) and (2) being hereafter referred to as the “Series A-4 Liquidation Preference”); and (v) with respect to the Series A-5 Preferred Stock, an amount per outstanding share of Series A-5 Preferred Stock equal to the sum of (1) $0.0185, as adjusted for any stock dividends, combinations, splits or similar events affecting or with respect to Series A-5 Preferred Stock (the “Series A-5 Purchase Price”) and (2) an amount equal to all declared but unpaid dividends on each such share (the sum of clauses (1) and (2) being hereafter referred to as the “Series A-5 Liquidation Preference”). If, upon the occurrence of a Liquidation, the assets and funds otherwise available for distribution among the holders of Series A1-3 Preferred Stock, Series A-4 Preferred Stock and Series A-5 Preferred Stock shall be insufficient to permit the payment to such holders of the full Series A-1 Liquidation Preference, Series A-2 Liquidation Preference, Series A-3 Liquidation Preference, Series A-4 Liquidation Preference and Series A-5 Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series A1-3 Preferred Stock, Series A-4 Preferred Stock and Series A-5 Preferred Stock upon a Liquidation shall be distributed ratably, between the holders of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock and Series A-5 Preferred Stock (x) among the series in proportion to the respective liquidation preferences of the respective series and (y) within each series among the holders of such series in proportion to the amount of such series of stock owned by each such holder.

(h) In the event of any Liquidation, the holders of Series B-7 Preferred Stock shall be entitled to receive by reason of their ownership thereof, after the distributions described in Sections 2(a), 2(b), 2(c), 2(d), 2(e), 2(f), and 2(g) above shall have been paid and prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock, an amount per outstanding share of Series B-7 Preferred Stock equal to the sum of (1) $0.1350, as adjusted for any stock dividends, combinations, splits or similar events affecting or with respect to Series B-7 Preferred Stock (the “Series B-7 Purchase Price”), and (2) an amount equal to all declared but unpaid dividends on each such share (the sum of clauses (1) and (2) being hereinafter referred to as the “Series B-7 Liquidation Preference”). If, upon the occurrence of a Liquidation, the assets and funds otherwise available for distribution among the holders of Series B-7 Preferred Stock shall be insufficient to permit the payment to such holders of the full Series B-7 Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series B-7 Preferred Stock upon a Liquidation shall be distributed ratably, on a per share basis, among the holders of the Series B-7 Preferred Stock in proportion to the amount of such stock owned by each such holder.

(i) After payment of the amounts set forth in subsections 2(a), 2(b), 2(c), 2(d), 2(e), 2(f), 2(g) and 2(h) above, the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed among the holders of Series A-B Preferred Stock, Series F Preferred Stock and Common Stock to each such holder in proportion to its pro rata share of the sum of (1) the shares of Common Stock then outstanding, (2) the shares of Common Stock issuable upon conversion of the shares of Series A-B Preferred Stock then outstanding and (3) the shares of Common Stock issuable upon conversion of the shares of Series F Preferred Stock then outstanding (the “Series F Liquidation Conversion Shares”), except that, if the entire assets and funds of the Corporation legally available for distribution upon a Liquidation exceed $500,000,000, then with respect to any distribution of the portion of such assets and funds in excess of $500,000,000 pursuant to this Section 2(i), for purposes of determining the pro rata allocation of such distribution to the holders of Series F Preferred Stock the definition of “Series F Liquidation Conversion Shares” as set forth above shall be deemed to be 1.2 multiplied by the shares of Common Stock which such holder would otherwise have the right to acquire upon conversion of the shares of Series F Preferred Stock. Notwithstanding the foregoing but subject to subsection 2(j), (1) if a Liquidation is consummated within 18 months from August 21, 2008, then the total per share distribution to holders of Series F Preferred Stock pursuant to this Section 2 of this Division B of this Article IV shall not exceed 1.5 multiplied by the Series F Purchase Price; and (2) if a Liquidation is consummated after the 18 month anniversary of August 21, 2008, then the total per share distribution to holders of Series F Preferred Stock pursuant to this Section 2 of this Division B of this Article IV shall not exceed 2.0 multiplied by the Series F Purchase Price.

(j) Notwithstanding the limitations set forth in the last sentence of subsection 2(i), the holders of the Series F Preferred Stock shall be entitled to receive upon a Liquidation, a per share distribution equal to the greater of (X) the total per share distribution to holders of Series F Preferred Stock pursuant to Subsection 2(a) and Subsection 2(i) or (Y) the amount that the holders of Series F Preferred Stock would be entitled to receive in the Liquidation upon the conversion of the shares of Series F Preferred Stock then outstanding to shares of Common Stock.

(k) For purposes of this Section 2 of this Division B of this Article IV, any acquisition of the Corporation by means of a merger or other form of corporate reorganization (excluding any transaction effected for the purpose of changing the domicile of the Corporation), or a sale of all or substantially all of the assets of the Corporation, or sale of securities representing at least a majority of the voting or economic power of all securities of the Corporation, unless the Corporation is the surviving corporation and the Corporation’s stockholders of record as constituted immediately prior to such acquisition or sale (by virtue of securities issued as consideration for the Corporation’s acquisition or sale or otherwise) hold at least 50% of the voting power in the same relative proportions of the successor to the Corporation’s business (any such acquisition or sale being hereinafter referred to as an “Acquisition”), shall be treated as a Liquidation. The Corporation shall notify each holder of Preferred Stock in writing of any pending Acquisition not less than 10 days prior to the consummation thereof. Such notice shall describe the material terms and conditions of the Acquisition (including without limitation, the amount and nature of the total consideration to be paid in connection therewith). Upon the closing of any Acquisition, the holders of Preferred Stock and Common Stock shall be entitled to receive the amounts of cash, securities or other property as specified in subsections 2(a) through 2(j) of this Division B of this Article IV. Nothing contained in this paragraph shall limit the right of the holders of Preferred Stock to convert the Preferred Stock into Common Stock in accordance with Section 4 of this Division B of this Article IV.

(l) Any securities and noncash property to be delivered to the holders of Preferred Stock and Common Stock pursuant to Section 2(a)-(j) above shall be valued as follows:

(i) For securities not subject to investment letter or other similar restrictions on free marketability:

(1) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30 day period ending three days prior to the closing;

(2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid and asked prices over the 30 day period ending three days prior to the closing;

(3) If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board; and

(ii) The value of securities subject to investment letter or other restrictions on free marketability and the value of all other noncash property shall be appropriately discounted as determined in good faith by the Board; and

(iii) If the holders of at least a majority of the then outstanding shares of Senior Preferred Stock or the holders of at least a majority of the then outstanding shares of Series B-6 Preferred Stock shall object to the determination by the Board of the value of securities or noncash property under this subsection 2(l) of this Division B of this Article IV, the Corporation shall engage at its own cost a nationally recognized investment bank mutually selected by the Board and such holders to determine the value thereof and the determination of such investment bank shall be conclusive.

(m) The provisions of this subsection 2 of this Division B of this Article IV are in addition to the protective provisions of Section 6 below.

3. Redemption. Except as set forth in Section 2 of Division D of this Article IV, the Preferred Stock is not redeemable.

4. Conversion. The holders of Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock, determined by dividing the Original Series A-1 Issue Price, Original Series A-2 Issue Price, Original Series A-3 Issue Price, Original Series A-4 Issue Price, Original Series A-5 Issue Price, Original Series A-6 Issue Price, Original Series B-1 Issue Price, Original Series B-2 Issue Price, Original Series B-3 Issue Price, Original Series B-4 Issue Price, Original Series B-5 Issue Price, Original Series B-6 Issue Price, Original Series B-7 Issue Price, Original Series C Issue Price, Original Series D Issue Price, Original Series E Issue Price or the Original Series F Issue Price as applicable, by the conversion price at the time in effect for such series (the “Conversion Price”). The “Original Series A-1 Issue Price” shall be $0.025 per share, the “Original Series A-2 Issue Price” shall be $0.05 per share, the “Original Series A-3 Issue Price” shall be $0.074 per share, the “Original Series A-4 Issue Price” shall be $0.1285 per share, the “Original Series A-5 Issue Price” shall be $0.0185 per share, the “Original Series A-6 Issue Price” shall be $0.0733 per share, the “Original Series B-1 Issue Price” shall be $0.22 per share, the “Original Series B-2 Issue Price” shall be $0.2618 per share, the “Original Series B-3 Issue Price” shall be $0.5654 per share, the “Original Series B-4 Issue Price” shall be $0.1958 per share, the “Original Series B-5 Issue Price” shall be $0.3151 per share, the “Original Series B-6 Issue Price” shall be $0.1333 per share and the “Original Series B-7 Issue Price” shall be $0.1350 per share, the “Original Series C Issue Price” shall be $0.402 per share, the “Original Series D Issue Price” shall be $9.3936 per share, the “Original Series E Issue Price” shall be $10.5267 per share and the “Original Series F Issue Price” shall be $14.43 per share. The initial Conversion Price per share for shares of Series A-1 Preferred Stock shall be $0.39375, the initial Conversion Price per share for shares of Series A-2 Preferred Stock shall be $0.7875, the initial Conversion Price per share for shares of Series A-3 Preferred Stock shall be $1.0639, the initial Conversion Price per share for shares of

Series A-4 Preferred Stock shall be $1.6647, the initial Conversion Price per share for shares of Series A-5 Preferred Stock shall be $0.291375, the initial Conversion Price per share for shares of Series A-6 Preferred Stock shall be $0.701978, the initial Conversion Price per share for shares of Series B-1 Preferred Stock shall be $3.465, the initial Conversion Price per share for shares of Series B-2 Preferred Stock shall be $4.12335, the initial Conversion Price per share for shares of Series B-3 Preferred Stock shall be the $7.128816, the initial Conversion Price per share for shares of Series B-4 Preferred Stock shall be $3.08385, the initial Conversion Price per share for shares of Series B-5 Preferred Stock shall be $4.962825, the initial Conversion Price per share for shares of Series B-6 Preferred Stock shall be $2.099475, the initial Conversion Price per share for shares of Series B-7 Preferred Stock shall be $2.12625, the initial Conversion Price per share for shares of Series C Preferred Stock shall be $6.3315, the initial Conversion Price per share for shares of Series D Preferred Stock shall be $9.3936, the initial Conversion Price per share for shares of Series E Preferred Stock shall be $10.5267 and the initial Conversion Price per share for shares of Series F Preferred Stock shall be $14.43; provided, however, that the Conversion Price for the Preferred Stock shall be subject to adjustment as set forth in subsection 4(d) of this Division B of this Article IV and subsection 3(b) of Division D of this Article IV.

(b) Automatic Conversion.

(i) Each share of Series A-B Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock determined by dividing the Original Issue Price for such series of Series A-B Preferred Stock by the then-effective Conversion Price for such series of Series A-B Preferred Stock immediately upon the closing of the sale of the Corporation’s Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), where (x) the market capitalization of the Corporation, based on the initial offering price per share in such offering (but excluding the shares sold by the Corporation in such offering), is at least $125,000,000, (y) after such public offering, the shares are listed on a United States national securities exchange and (z) the Corporation receives gross proceeds of at least $25,000,000 (before payment of any underwriter discounts and commissions and offering expenses) (a “Qualified IPO”).

(ii) Any conversion pursuant to this subsection 4(b) of this Division B of this Article IV shall be effected without any action by the holder of such series of Series A-B Preferred Stock and whether or not certificates representing such shares are surrendered to the Corporation or any transfer agent for such Series A-B Preferred Stock.

(c) Mechanics of Conversion. Before any holder of Series A-B Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Corporation’s capital stock, and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A-B Preferred Stock or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A-B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Series A-B Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A-B Preferred Stock shall not be deemed to have converted such Series A-B Preferred Stock until immediately prior to the closing of such sale of securities.

(d) Conversion Price Adjustments of Series A-B Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series A-B Preferred Stock shall be subject to adjustment from time to time as follows:

(i) (A) If the Corporation shall issue after 4:00 p.m., Eastern time, on the date of original filing of this Restated Certificate with the Delaware Secretary of State (the “Effective Time”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for a series of Series A-B Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock. For purposes of the foregoing computation, the number of shares of Common Stock outstanding shall be deemed to include all shares of Common Stock actually outstanding and all shares of Common Stock deemed to be outstanding as a result of the application of subsection 4(d)(i)(E) of this Division B of this Article IV. Notwithstanding the foregoing, in connection with the issuance of any Additional Stock (except, in connection with antidilution adjustments to the other series of Series A-B Preferred Stock, which shall be governed by the first sentence of this subsection 4(d)(i)(A) of this Division B of this Article IV) without consideration or for a consideration per share less than the then applicable Conversion Price of the Series B-6 Preferred Stock, the Conversion Price of the Series B-6 Preferred Stock shall be lowered to be equal to the consideration per share received by the Corporation for such issuance. Except as to the Series B-2 Preferred Stock and the Series A-6 Preferred Stock, the provisions of this subsection 4(d)(i) of this Division B of this Article IV may be waived in any instance upon the written agreement by the holders of at least a majority of the then outstanding shares of Senior Preferred Stock and the holders of at least a majority of the then outstanding shares of Series B-6 Preferred Stock.

(B) No adjustment of the Conversion Price for the Series A-B Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 4(d)(i)(E)(3) and (E)(4) of this Division B of this Article IV, no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) of this Division B of Article IV shall have the effect of increasing the Conversion Price for the Series A-B Preferred Stock above the Conversion Price for the applicable series of Series A-B Preferred Stock in effect immediately prior to such adjustment.

(C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board, without regard to the accounting treatment thereof; provided that if the holders of at least a majority of the then outstanding shares of Senior Preferred Stock or the holders of at least a majority of the then outstanding shares of Series B-6 Preferred Stock shall object to such determination, the Corporation shall engage at its own cost a nationally recognized investment bank mutually selected by the Board and such holders to determine the value thereof and the determination of such investment bank shall be conclusive.

(E) In the case of the issuance (whether before, on or after the Effective Time) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii) of this Division B of this Article IV:

(1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D) of this Division B of this Article IV), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D) of this Division B of this Article IV).

(3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A-B Preferred Stock to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price for the Series A-B Preferred Stock to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) of this Division B of this Article IV shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4) of this Division B of this Article IV.

(ii) “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E) of this Division B of this Article IV) by the Corporation on or after the Effective Time other than:

(1) Common Stock issued pursuant to a transaction described in subsection 4(d)(iii) of this Division B of this Article IV,

(2) Shares of Common Stock or Common Stock Equivalents (as defined below) issuable or issued after the Effective Time to officers, employees, agents, consultants, or directors (if in transactions with primarily non-financing purposes) of the Corporation directly or pursuant to a stock option plan or agreement or restricted stock plan or agreement approved by the Compensation Committee of the Board of Directors of the Corporation; provided that if the total number of shares reserved under such plans or agreements exceeds 12,739,178 (plus any evergreen increases that take place after the Effective Time and which were previously approved by the Corporation’s stockholders), as adjusted for any stock dividend, stock split, recapitalization or the like, the holders of at least a majority of the then outstanding shares of Series B-6 Preferred Stock and the Senior Preferred Stock shall be required to consent to any increase under such plans or agreements,

(3) Shares of Common Stock or Common Stock Equivalents issued after the Effective Time in connection with a bona fide lease transaction or bank financing approved by the Board of Directors;

(4) Shares of Common Stock or Common Stock Equivalents issued to persons or entities with which the Corporation has a potential or existing customer, independent contractor, consultancy, supplier or other strategic relationship, so long as such issuance is approved by the Board of Directors,

(5) Shares of Common Stock or Common Stock Equivalents issued in connection with a bona fide business acquisition of or by the Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise,

(6) Shares of Common Stock issued or issuable in a public offering in connection with which all outstanding shares of Series A-B Preferred Stock will be converted to Common Stock,

(7) Shares of Common Stock issued or issuable in connection with the conversion of shares of Series A-B Preferred Stock into Common Stock; provided that, notwithstanding the foregoing, the Conversion Price of the Series B-6 Preferred Stock shall be subject to adjustment under subsection 4(d) of this Division B of this Article IV due to adjustments (whether through antidilution or otherwise) made to the Conversion Prices or the number of shares issuable upon conversion of any other series of Series A-B Preferred Stock, or

(8) Up to 150,000 shares of Common Stock or Common Stock Equivalents issuable or issued to a lender pursuant to a warrant.

(iii) In the event the Corporation should at any time or from time to time after the Effective Time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of each series of Series A-B Preferred Stock as the case may be, shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of each series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(i)(E) of this Division B of this Article IV.

(iv) If the number of shares of Common Stock outstanding at any time after the Effective Time is decreased by a combination of the outstanding shares of Common Stock, to the extent that such series of Series A-B Preferred Stock has not been similarly combined, then, following the record date of such combination, the Conversion Price of each series of Series A-B Preferred Stock, as the case may be, shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of each series shall be decreased in proportion to such decrease in outstanding shares.

(e) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii) of this Division B of this Article IV, then, in each such case for the purpose of this subsection 4(e) of this Division B of this Article IV, the holders of Series A-B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A-B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2 of this Division B of this Article IV) provision shall be made so that the holders of the Series A-B Preferred Stock shall thereafter be entitled to receive upon conversion of each series of Series A-B Preferred Stock, as the case may be, the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 of this Division B of this Article IV with respect to the rights of the holders of the Series A-B Preferred Stock after the recapitalization to the end that the provisions of this Section 4 of this Division B of this Article IV (including adjustment of the Conversion Price of each series of Series A-B Preferred Stock then in effect and the number of shares purchasable upon conversion of any series of Series A-B Preferred Stock, as the case may be) shall be applicable after that event as nearly equivalent as may be practicable.

(g) No Impairment. This Corporation will not, by amendment of this Restated Certificate or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 of this Division B of this Article IV and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A-B Preferred Stock against impairment.

(h) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares of Common Stock shall be issued upon conversion of the Series A-B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of the Series A-B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock (as determined by the Board) on the date of conversion.

(ii) Within fifteen (15) days following the occurrence of each adjustment or readjustment of the Conversion Price for a series of Series A-B Preferred pursuant to this Section 4 of this Division B of this Article IV, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A-B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A-B Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the applicable series of Series A-B Preferred Stock, as the case may be, at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the applicable series of Series A-B Preferred Stock, as the case may be.

(i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A-B Preferred Stock at least ten days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A-B Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A-B Preferred Stock and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A-B Preferred Stock in addition to such other remedies as shall be available to the holder of such Series A-B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in its best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate.

(k) Notices. Any notice required or permitted by the provisions of this Section 4 of this Division B of this Article IV to be given to the holders of shares of Series A-B Preferred Stock shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (i) five days after deposit with the U.S. postal service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) one business day after the day of deposit with Federal Express or similar overnight courier, freight prepaid, if delivered by overnight courier or (iv) one business day after the day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

5. Voting Rights.

(a) General. The holder of each share of Series A-B Preferred Stock shall be entitled to exercise a number of votes equal to the number of shares of Common Stock and Common Stock Equivalents held by such stockholder, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, except as expressly provided herein or required by law, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A-B Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b) Special. The holders of the Series B-6 Preferred Stock, voting as a separate class, shall be entitled to elect two directors (the “Series B-6 Directors”). The holders of at least a majority of the then outstanding shares of the Series B-6 Preferred Stock, present in person or by proxy at any meeting relating to the election of directors (or by written consent), shall be entitled to elect the Series B-6 Directors. A Series B-6 Director may be removed during his or her term of office, without cause, by and only by, the affirmative vote or written consent of the holders of at least a majority of the then outstanding shares of the Series B-6 Preferred Stock. A vacancy in a seat held by a Series B-6 Director shall be filled by vote or written consent of the holders of at least a majority of the then outstanding shares of the Series B-6 Preferred Stock.

6. Protective Provisions.

(a) So long as any shares of Senior Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of at least a majority of the then outstanding shares of the Senior Preferred Stock, voting as a separate class, and the holders of a majority of the then outstanding shares of Series B-6 Preferred Stock, Series C

Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, voting together as a separate class:

(i) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock other than by conversion of Preferred Stock in accordance with Section 4 of this Division B of this Article IV or subsection 3 of Division D of this Article IV below;

(ii) Redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of the Common Stock or any Common Stock Equivalents; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary in all cases as approved by the Board of Directors and pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost plus interest upon the occurrence of certain events, such as the termination of employment;

(iii) Authorize or issue, or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security and any equity-linked securities (including stock appreciation rights, “phantom” stock rights or rights to payment based on the performance of the Corporation)) senior or equal to the Senior Preferred Stock as to dividend rights, redemption rights, liquidation preferences, voting rights, election of directors or conversion rights;

(iv) Permit any subsidiary of the Corporation to issue any equity securities to any third party;

(v) Declare, pay or otherwise set aside a dividend payable on the Common Stock or Preferred Stock;

(vi) Effect any voluntary liquidation or dissolution of the Corporation or permit any of its subsidiaries to voluntarily liquidate or dissolve;

(vii) Effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Corporation or any of its subsidiaries, or any consolidation or merger involving the Corporation or any of its subsidiaries, or any reclassification or other change of any stock, or any recapitalization of the Corporation; provided, that this subsection 6(a)(vii) of this Division B of this Article IV shall not apply to any such sale or transfer of assets or any such consolidation or merger in which the holders of shares of Senior Preferred Stock receive consideration with an aggregate fair market value exceeding two and one-half times the Series B-1 Purchase Price, Series B-2 Purchase Price, Series B-3 Purchase Price, Series B-4 Purchase Price, Series B-5 Purchase Price and Series B-6 Purchase Price, Series C Purchase Price, Series D Purchase Price, Series E Purchase Price and Series F Purchase Price, respectively; or

(viii) Amend this Restated Certificate or its Bylaws so as to:

(1) Authorize the issuance of any other equity security (including any security convertible into or exercisable for any equity security) senior or equal to the Senior Preferred Stock as to dividend rights, redemption rights, liquidation preferences, voting rights, ability to elect directors, or conversion rights;

(2) Increase or decrease the number of authorized shares of Common Stock or any series of Preferred Stock;

(3) Alter or change the powers, preferences or special rights of the Preferred Stock or Common Stock;

(4) Grant more favorable antidilution provisions to any other series of Preferred Stock than are granted to the Senior Preferred Stock;

(5) Change the authorized number of directors of the Corporation; or

(6) Materially and adversely affect the Senior Preferred Stock;

(ix) Incur or asssume, or permit any subsidiary to incur or assume, indebtedness for borrowed funds in excess of $22,000,000, individually or in the aggregate over any 12 month period, other than in the ordinary course of business, or to guarantee the indebtedness of any third party in excess of $22,000,000, individually or in the aggregate over any 12 month period, other than in the ordinary course of business;

(x) Enter into, or permit any subsidiary to enter into, any transaction, including, without limitation, any loans or extensions of credit, release of guarantee, management contract or royalty agreements, compensation agreement, consulting or other agreement with any affiliate (including any director, officer or 5% stockholder);

(xi) Adopt, amend or waive any provision of any incentive plan, stock option plan or agreement, employee stock ownership plan, stock plan or restricted stock grant;

(xii) In any calendar year, issue to individuals employed by the Corporation on or prior to August 21, 2008 options to purchase Common Stock which are exercisable in the aggregate for in excess of 2.5% of the Corporation’s total outstanding shares of Common Stock on a fully-diluted and as-converted basis, as determined on December 31st of such calendar year;

(xiii) Authorize or permit any material change in the principal business of the Corporation; or

(xiii) Amend the protective provisions set forth in this subsection 6(a) of this Division B of this Article IV.

(b) So long as any shares of Series A-6 Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of a majority of the then outstanding shares of Series A-6 Preferred Stock, amend this Restated Certificate or its Bylaws so as to alter or change the powers, preferences or special rights of the Series A-6 Preferred Stock.

7. Status of Converted or Redeemed Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 of this Division B of this Article IV or Section 3 of Division D of this Article IV, the shares so converted shall be canceled and shall not be issuable by the Corporation. The Restated Certificate shall be appropriately and promptly amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

C. Common Stock.

1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of this Division B of this Article IV.

3. Redemption. The Common Stock is not redeemable.

4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

D. Additional Provisions Applicable to the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

1. Liquidation Rights.

(a) With respect to the distribution of the Series C Liquidation Preference to holders of Series C Preferred Stock pursuant to Section 2 of this Division B of this Article IV, the treatment of an Acquisition as a Liquidation can be waived by the vote or consent of holders of not less than 51% of the then outstanding Series C Preferred Stock. With respect to the distribution of the Series D Liquidation Preference to holders of Series D Preferred Stock pursuant to Section 2 of this Division B of this Article IV, the treatment of an Acquisition as a Liquidation can be waived by the vote or consent of holders of not less than 51% of the then outstanding Series D Preferred Stock. With respect to the distribution of the Series E Liquidation Preference to holders of Series E Preferred Stock pursuant to Section 2 of this Division B of this Article IV, the treatment of an Acquisition as a Liquidation can be waived by the vote or consent of holders of not less than 51% of the then outstanding Series E Preferred Stock. With respect to the distribution of the Series F Liquidation Preference to holders of Series F Preferred Stock pursuant to Section 2 of this Division B of this Article IV, the treatment of an Acquisition as a Liquidation can be waived by the vote or consent of holders of not less than 51% of the then outstanding Series F Preferred Stock.

(b) If the holders of at least a majority of the then outstanding shares of Series C Preferred Stock shall object to the determination by the Board of the value of securities or noncash property to be distributed to the holders of Series C Preferred Stock under subsection 2(k) of this Division B of this Article IV, the Corporation shall engage at its own cost a nationally recognized investment bank mutually selected by the Board and such holders to determine the value thereof and the determination of such investment bank shall be conclusive on the Corporation and the holders of Series C Preferred Stock.

(c) If the holders of at least a majority of the then outstanding shares of Series D Preferred Stock shall object to the determination by the Board of the value of securities or noncash property to be distributed to the holders of Series D Preferred Stock under subsection 2(k) of Division B of this Article IV, the Corporation shall engage at its own cost a nationally recognized investment bank mutually selected by the Board and such holders to determine the value thereof and the determination of such investment bank shall be conclusive on the Corporation and the holders of Series D Preferred Stock.

(d) If the holders of at least a majority of the then outstanding shares of Series E Preferred Stock shall object to the determination by the Board of the value of securities or noncash property to be distributed to the holders of Series E Preferred Stock under subsection 2(k) of Division B of this Article IV, the Corporation shall engage at its own cost a nationally recognized investment bank mutually selected by the Board and such holders to determine the value thereof and the determination of such investment bank shall be conclusive on the Corporation and the holders of Series E Preferred Stock.

(e) If the holders of at least a majority of the then outstanding shares of Series F Preferred Stock shall object to the determination by the Board of the value of securities or noncash property to be distributed to the holders of Series F Preferred Stock under subsection 2(k) of Division B of this Article IV, the Corporation shall engage at its own cost a nationally recognized investment bank mutually selected by the Board and such holders to determine the value thereof and the determination of such investment bank shall be conclusive on the Corporation and the holders of Series F Preferred Stock.

2. Redemption.

(a) The Corporation shall be obligated to redeem the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock as follows:

(i) The holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series C Preferred Stock, voting together as a separate class, may require the Corporation, to the extent it may lawfully do so, to redeem all of the then outstanding Series C Preferred Stock in three (3) consecutive annual installments beginning on the fifth (5th) anniversary of the date on which shares of the Series F Preferred Stock are first issued by the Corporation (each a “Redemption Date”); provided that the Corporation shall receive at least sixty (60) days prior to the first such Redemption Date written notice of such election of the Series C Preferred Stock. The Corporation shall effect such redemptions on each Redemption Date by paying in cash in exchange for the shares of Series C Preferred Stock to be redeemed on such Redemption Date a per share sum equal to the Series C Liquidation Preference. The total amount to be paid for the Series C Preferred Stock on each Redemption Date is hereinafter referred to as the “Series C Redemption Price.” The number of shares of Series C Preferred Stock that the Corporation shall be required to redeem on any one Redemption Date shall be equal to the amount determined by dividing (A) the aggregate number of shares of Series C Preferred Stock outstanding immediately prior to the Redemption Date by (B) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). Shares subject to redemption pursuant to this Section 2(a) shall be redeemed from each holder of Series C Preferred Stock on a pro rata basis, based on the number of shares of Series C Preferred Stock then held. The holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series D Preferred Stock, voting together as a separate class, may require the Corporation, to the extent it may lawfully do so, to redeem all of the then outstanding Series D Preferred Stock in three (3) consecutive annual installments beginning on the Redemption Date; provided that the Corporation shall receive at least sixty (60) days prior to the first such Redemption Date written notice of such election of the Series D Preferred Stock. The Corporation shall effect such redemptions on each Redemption Date by paying in cash in exchange for the shares of Series D Preferred Stock to be redeemed on such Redemption Date a per share sum equal to the Series D Liquidation Preference. The total amount to be paid for the Series D Preferred Stock on each Redemption Date is hereinafter referred to as the “Series D Redemption Price.” The number of shares of Series D Preferred Stock that the Corporation shall be required to redeem on any one Redemption Date shall be equal to the amount determined by dividing (A) the aggregate number of shares of Series D Preferred Stock outstanding immediately prior to the Redemption Date by (B) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). Shares subject to redemption pursuant to this Section 2(a) shall be redeemed from each holder of Series D Preferred Stock on a pro rata basis, based on the number of shares of Series D Preferred Stock then held. The holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series E Preferred Stock, voting together as a separate class, may require the Corporation, to the extent it may lawfully do so, to redeem all of the then outstanding Series E Preferred Stock in three (3) consecutive annual installments beginning on the Redemption Date; provided that the Corporation shall receive at least sixty (60) days prior to the first such Redemption Date written notice of such election of the Series E Preferred Stock. The Corporation shall effect such redemptions on each Redemption Date by paying in cash in exchange for the shares of Series E Preferred Stock to be redeemed on such Redemption Date a per share sum equal to the Series E Liquidation Preference. The total amount to be paid for the Series E Preferred Stock on each Redemption Date is hereinafter referred to as the “Series E Redemption Price.” The number of shares of Series E Preferred Stock that the Corporation shall be required to redeem on any one Redemption Date shall be equal to the amount determined by dividing (A) the aggregate number of shares of Series E Preferred Stock outstanding immediately prior to the Redemption Date by (B) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). Shares subject to redemption pursuant to this Section 2(a) shall be redeemed from each holder of Series E Preferred Stock on a pro rata basis, based on the number of shares of Series E Preferred Stock then held. The holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series F Preferred Stock, voting together as a separate class, may require the Corporation, to the extent it may lawfully do so, to redeem all of the then outstanding Series F Preferred Stock in three (3) consecutive annual installments beginning on the Redemption Date; provided that the Corporation shall receive at least sixty (60) days prior to the first such Redemption Date written notice of such election of the Series F Preferred Stock. The Corporation shall effect such redemptions on each Redemption Date by paying in cash in exchange for the shares of Series F Preferred Stock to be redeemed on such Redemption Date a per share sum equal to the Series F Liquidation Preference. The total amount to be paid for the Series F Preferred Stock on each Redemption Date is hereinafter referred to as the “Series F Redemption Price.” The number of shares of Series F Preferred Stock that the Corporation shall be required to redeem on any one Redemption Date shall be equal to the amount determined by dividing (A) the aggregate number of shares of Series F Preferred Stock outstanding immediately prior to the Redemption Date by (B) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). Shares subject to redemption pursuant to this Section 2(a) shall be redeemed from each holder of Series F Preferred Stock on a pro rata basis, based on the number of shares of Series F Preferred Stock then held.

(ii) At least thirty (30) days but no more than sixty (60) days prior to the applicable Redemption Date, the Corporation shall send a notice (a “Redemption Notice”) to all holders of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and/or Series F Preferred Stock to be redeemed setting forth (A) the Series C Redemption Price, Series D Redemption Price, Series E Redemption Price and/or Series F Redemption Price, as applicable, for the shares to be redeemed; and (B) the place at which such holders may obtain payment of the Series C Redemption Price, Series D Redemption Price, Series E Redemption Price and/or Series F Redemption Price, as applicable, upon surrender of their share certificates. If the Corporation does not have sufficient funds legally available to redeem all shares to be redeemed at the Redemption Date (including, if applicable, those to be redeemed at the option of the Corporation), then it shall so notify such holders and shall redeem such shares (1) pro rata from the holders of Series F Preferred Stock (based on the portion of the Aggregate Series F Redemption Price payable to them) to the extent possible out of funds legally available and (2) to the extent there are funds legally available after the redemption of Series F Preferred Stock pursuant to clause (1), pro rata from the holders of the Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock, as applicable (based on the portion of the aggregate Series C Redemption Price, Series D Redemption Price and/or Series E Redemption Price payable to them) to the extent possible out of legally available funds and shall redeem the remaining shares to be redeemed on the next Redemption Date, or as soon as sufficient funds are legally available.

(b) On or prior to a Redemption Date, the Corporation shall deposit the applicable Series C Redemption Price, Series D Redemption Price, Series E Redemption Price and/or Series F Redemption Price of all shares to be redeemed on such Redemption Date with a bank or trust company having aggregate capital and surplus in excess of $100,000,000, as a trust fund, with irrevocable instructions and authority to the bank or trust company to pay, on and after such

Redemption Date, the Series C Redemption Price, Series D Redemption Price, Series E Redemption Price and/or Series F Redemption Price, as applicable, of the shares to be redeemed on such Redemption Date to their respective holders upon the surrender of their share certificates. Any moneys deposited by the Corporation pursuant to this subsection 2(b) of this Division B of this Article IV for the redemption of shares which are thereafter converted into shares of Common Stock (no later than the fifth (5th) day preceding the applicable Redemption Date) pursuant to Section 4 of this Division B of this Article IV shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this subsection 2(b) of this Division B of this Article IV remaining unclaimed at the expiration of one (1) year following such Redemption Date shall be returned to the Corporation promptly upon its written request.

(c) On or after each such Redemption Date, each holder of shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and/or Series F Preferred Stock to be redeemed shall surrender such holder’s certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and thereupon the Series C Redemption Price, Series D Redemption Price, Series E Redemption Price and/or Series F Redemption Price, as applicable, of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be promptly issued representing the unredeemed shares. From and after such Redemption Date, unless there shall have been a default in payment of the Series C Redemption Price, Series D Redemption Price, Series E Redemption Price and/or Series F Redemption Price or the Corporation is unable to pay the Series C Redemption Price, Series D Redemption Price, Series E Redemption Price and/or Series F Redemption Price due to not having sufficient legally available funds, all rights of the holder of such shares as holder of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as the case may be (except the right to receive the Series C Redemption Price, Series D Redemption Price, Series E Redemption Price and/or Series F Redemption Price upon surrender of their certificates), shall cease and terminate with respect to such shares; provided that in the event that shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and/or Series F Preferred Stock are not redeemed due to a default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, such shares of Series C Preferred Stock, Series D Preferred Stock. Series E Preferred Stock and/or Series F Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein until redeemed.

In the event of a call for redemption of any shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and/or Series F Preferred Stock, the Conversion Rights applicable to such shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and/or Series F Preferred Stock shall terminate as to the shares designated for redemption at the close of business on the fifth (5th) day preceding the applicable Redemption Date, unless there is a default in payment of the Series C Redemption Price, Series D Redemption Price, Series E Redemption Price and/or Series F Redemption Price on the Redemption Date; in such case, such shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and/or Series F Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein until the Series C

Redemption Price, Series D Redemption Price, Series E Redemption Price and/or Series F Redemption Price, as applicable, in connection therewith is fully paid.

3. Conversion.

(a) Automatic Conversion. Each share of Series C Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock determined by dividing the Original Series C Issue Price by the then-effective Conversion Price for the Series C Preferred Stock immediately upon the closing of the sale of the Corporation’s Common Stock in a firm commitment, underwritten public offering registered under the Securities Act, at a public offering price of not less than $.66732 per share (as adjusted for any stock dividends, combinations and splits with respect to the shares of Common Stock), where (x) the market capitalization of the Corporation, based on the initial offering price per share in such offering (but excluding the shares sold by the Corporation in such offering), is at least $150,000,000, (y) after such public offering, the shares are listed on a United States national securities exchange and (z) the Corporation receives gross proceeds of at least $25,000,000 (before payment of any underwriter discounts and commissions and offering expenses). In addition, immediately upon the vote by or written consent of holders of not less than two-thirds ( 2/3) of the then outstanding shares of Series C Preferred Stock, each share of Series C Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock determined by dividing the Original Series C Issue Price by the then-effective Conversion Price for the Series C Preferred Stock. Each share of Series D Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock determined by dividing the Original Series D Issue Price by the then-effective Conversion Price for the Series D Preferred Stock immediately upon the closing of the sale of the Corporation’s Common Stock in a firm commitment, underwritten public offering registered under the Securities Act, at a public offering price where (x) the market capitalization of the Corporation, based on the initial offering price per share in such offering (but excluding the shares sold by the Corporation in such offering), is at least $240,000,000, (y) after such public offering, the shares are listed on a United States national securities exchange and (z) the Corporation receives gross proceeds of at least $25,000,000 (before payment of any underwriter discounts and commissions and offering expenses). In addition, immediately upon the vote by or written consent of holders of not less than two-thirds ( 2/3) of the then outstanding shares of Series D Preferred Stock, each share of Series D Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock determined by dividing the Original Series D Issue Price by the then-effective Conversion Price for the Series D Preferred Stock. Each share of Series E Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock determined by dividing the Original Series E Issue Price by the then-effective Conversion Price for the Series E Preferred Stock immediately upon the closing of the sale of the Corporation’s Common Stock in a firm commitment, underwritten public offering registered under the Securities Act, at a public offering price where (x) the market capitalization of the Corporation, based on the initial offering price per share in such offering (but excluding the shares sold by the Corporation in such offering), is at least $350,000,000, (y) after such public offering, the shares are listed on a United States national securities exchange and (z) the Corporation receives gross proceeds of at least $25,000,000 (before payment of any underwriter discounts and commissions and offering expenses). In addition, immediately upon the vote by or written consent of holders of not less than two-thirds ( 2/3) of the then outstanding shares of Series E Preferred Stock, each share of Series E Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock determined by dividing the Original Series E Issue Price by the then-effective Conversion Price for the Series E Preferred Stock. Each share of Series F Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock determined by dividing the Original Series F Issue Price by the then-effective Conversion Price for the Series F Preferred Stock immediately upon the closing of the sale of the Corporation’s Common Stock in a firm commitment, underwritten public offering registered under the Securities Act, at a public offering price where (x) the market capitalization of the Corporation, based on the initial offering price per share in such offering (but excluding the shares sold by the Corporation in such offering), is at least $675,000,000, (y) after such public offering, the shares are listed on a United States national securities exchange and (z) the Corporation receives gross proceeds of at least $75,000,000 (before payment of any underwriter discounts and commissions and offering expenses) (a “Series F Qualified IPO”); provided, however, that in the event that a Series F Qualifed IPO occurs on or prior to the eighteen (18) month anniversary of August 21, 2008 where the market capitalization of the Corporation, based upon the initial offering price per share in such offering (but excluding the shares sold by the Corporation in such offering), is less than $1,000,000,000, then the conversion ratio for each share of Series F Preferred Stock shall be adjusted such that the total value, in the aggregate, of the Common Stock received by the holders of the Series F Preferred Stock upon such conversion, based upon the initial offering price per share in such offering (but excluding the shares sold by the Company in such offering) shall equal the value of the Common Stock that would have been received by the holders of the Series F Preferred Stock upon conversion of their shares of Series F Preferred stock pursuant to the occurrence of a Series F Qualified IPO where the market capitalization of the Corporation, based on the initial offering price per share in such offering (but excluding the shares sold by the Corporation in such offering), was equal to $1,000,000,000. In addition, immediately upon the vote by or written consent of holders of not less than two-thirds ( 2/3) of the then outstanding shares of Series F Preferred Stock, each share of Series F Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock determined by dividing the Original Series F Issue Price by the then-effective Conversion Price for the Series F Preferred Stock.

(b) Mechanics of Conversion; Adjustment Provisions; No Impairment; No Fractional Shares; Etc. The provisions set forth in subsections 4(c) through 4(k) of Division B of this Article IV, which are hereby incorporated by reference into this subsection 3(b) of this Division D of this Article IV as if fully set forth herein, shall be applicable to the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock as and to the same extent such provisions are applicable to the Series A-B Preferred Stock; provided that, notwithstanding the foregoing and notwithstanding subsection 4(d)(ii)(7) of Division B of this Article IV, the Conversion Price of the Series C Preferred Stock, Series D Preferred Stock, the Series E Preferred Stock and Series F Preferred Stock shall be subject to adjustment under subsection 4(d) of Division B of this Article IV due to adjustments (whether through antidilution or otherwise) made to the Conversion Prices or the number of shares issuable upon conversion of any series of Series A-B Preferred Stock.

4. Voting Rights. The holder of each share of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be entitled to exercise a number of votes equal to the number of shares of Common Stock and Common Stock Equivalents held by such stockholder, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, except as expressly provided herein or required by law, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Notwithstanding, the foregoing, holders of Series F Preferred Stock shall not be entitled to vote such shares in the election of directors of the Corporation until (i) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) such that such holder could, in compliance with the HSR Act, acquire a number of shares of Series F Preferred Stock with the right to vote for directors of the Corporation equal to the number of shares of Series F Preferred Stock without the right to vote for directors of the Corporation held by such holder or (ii) any other event, the occurrence of which results in such holder’s ability to acquire, in compliance with the HSR Act, a number of shares of Series F Preferred Stock with the right to vote for directors of the Corporation equal to the number of shares of Series F Preferred Stock without the right to vote for directors of the Corporation held by such holder. For the avoidance of doubt, holders of Series F Preferred Stock shall not have voting rights with respect to the election of directors, except as expressly provided herein or as required by law. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

5. Status of Converted or Redeemed Stock. In the event any shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall be redeemed pursuant to Section 2 of this Division B of this Article IV or converted pursuant to subsection 4(a) of Division B of this Article IV or Section 3 of this Division B of this Article IV, the shares so redeemed or converted shall be canceled and shall not be issuable by the Corporation. The Restated Certificate shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

ARTICLE V

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article V to authorize corporation action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article V by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VI

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE VII

Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by, or in the manner provided in, the Bylaws or in an amendment thereof duly adopted by the Board or by the stockholders.

ARTICLE IX

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE X

Except as otherwise provided in this Restated Certificate, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

ARTICLE XI

The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

FOUR: The foregoing amendment has been approved by the Board and the stockholders of the Corporation.

FIVE: This Restated Certificate has been duly adopted in accordance with §103 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Restated Certificate has been executed under the seal of the Corporation as of this 21st day of January, 2009.

THE ACTIVE NETWORK, INC.

/s/ David Alberga
By:	David Alberga, Chief Executive Officer

ATTEST:

/s/ Kourosh Vossoughi
Kourosh Vossoughi, Secretary

SIGNATURE PAGE TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION